UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2008
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2008, Burlington Coat Factory Holdings, Inc. (“Parent”) and Burlington Coat Factory Warehouse Corporation (“Company”), an indirect wholly-owned subsidiary of Parent, entered into an agreement to employ Thomas A. Kingsbury as President and Chief Executive Officer of Parent and the Company commencing on December 2, 2008 (the “Agreement”).   Most recently, Mr. Kingsbury, age 56, served as Senior Executive Vice President—Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation from August 2006 to December 2008.   Prior to joining Kohl’s, Mr. Kingsbury served in various management positions with The May Department Stores Company commencing in 1976 and as President and Chief Executive Officer of the Filene’s division since February 2000.  Mr. Kingsbury has 32 years of experience in the retail industry.  There are no transactions in which Mr. Kingsbury has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Mr. Kingsbury’s employment is governed by the Agreement, which provides for a continuous term of employment terminating (i) immediately upon Mr. Kingsbury’s resignation, death or disability, or (ii) by resolution of the Company’s board of directors (the “Board”), with or without cause at any time.  During Mr. Kingsbury’s term of employment, he shall also serve as a member of the Board and as a member of Parent’s board of directors (the “Parent Board”), neither of which has yet appointed Mr. Kingsbury to any committee thereof.  The Agreement provides for a minimum annual base salary of $850,000.  The Agreement also provides that Mr. Kingsbury is eligible to participate in the Company’s Senior Management Bonus Plan.  Any bonus earned by Mr. Kingsbury for the portion of the fiscal year ending on May 30, 2009 will be pro rated based on the number of days worked by Mr. Kingsbury for the Company in such fiscal year.

Mr. Kingsbury is also eligible to participate in the Company's medical benefit and retirement plans, and is subject to the Company's policies with respect to business expense reimbursement, on the same basis as other senior executives.  Additionally, Mr. Kingsbury shall be provided with the use of an automobile which has an original purchase price not in excess of $50,000.  Pursuant to the Agreement, Mr. Kingsbury will receive a one-time payment of $300,000 from the Company within thirty days of the commencement of his employment as reimbursement for certain expenses he may incur in connection with the relocation of his home and will additionally receive temporary housing expenses not to exceed $3,000 per month for no more than six months from the commencement of employment (the “Housing Allowance”).  If Mr. Kingsbury’s employment is terminated either voluntarily (other than for good reason or due to his disability, each as defined in the Agreement) or for cause (as defined in the Agreement) within 18 months of the date of commencement of his employment, he must immediately repay to the Company the after-tax amount of the $300,000 one-time relocation payment and the pre-tax amount of the Housing Allowance and tax gross-up paid on his behalf by the Company or reimbursed to him by the Company pursuant to the Agreement.

Additionally, Mr. Kingsbury will receive options to purchase units of the securities of Parent upon commencement of employment.  Mr. Kingsbury will also receive an award of restricted stock upon commencement of employment.

Item 9.01                      Financial Statements and Exhibits

 (d)

Exhibit No.          Description

99.1                      Press Release of Burlington Coat Factory Warehouse Corporation dated December 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Paul C. Tang
Paul C. Tang Executive Vice President

Date: December 5, 2008

EXHIBIT INDEX

Exhibit No.          Description

99.1                      Press Release of Burlington Coat Factory Warehouse Corporation dated December 5, 2008